FT 906

                                 TRUST AGREEMENT

                             Dated: October 19, 2004

        This Trust Agreement among First Trust Portfolios, L.P., as Depositor, The Bank of New York, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for FT 906 and certain subsequent Series, effective October 19, 2004" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

        In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and Portfolio Supervisor agree as follows:


                                     PART I


                     STANDARD TERMS AND CONDITIONS OF TRUST

        Subject to the Provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II


                      SPECIAL TERMS AND CONDITIONS OF TRUST


                 CORPORATE INVESTMENT GRADE PORTFOLIO-INTERMEDIATE, SERIES 3

        The following special terms and conditions are hereby agreed to:

               (a) The Bonds defined in Section 1.01(5) listed in Schedule A hereto have been deposited in trust under this Trust Agreement.

               (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust is the amount set in the "Summary of Essential Information" in the Prospectus.

               (c) The number of units in a Trust referred to in Section 2.03 is set forth in the "Summary of Essential Information" in the Prospectus.

               (d) For each Trust the First General Record Date and the amount of the second distribution of funds from the Interest Account shall be the record date for the Interest Account and the amount set forth in the "Summary of Essential Information" in the Prospectus.

               (e) For each Trust the "First Settlement Date" is the date set forth in the "Summary of Essential Information" in the Prospectus.

               (f) the term "Bonds" as set forth in the standard Terms and Conditions of Trust shall be replaced with the term "Securities."

               (g) First Trust Advisors L.P.'s compensation as referred to in
     Section 3.15 of the Standard Terms and Conditions of Trust shall be in the amount of $.45 per Unit.

               (h) The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be in the amount of $.50 per Unit.

               (i) The Trustee's compensation as referred to in Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $1.05 and $0.80 per Unit for those portions of the Trust representing monthly and semi-annual distribution plans, respectively.

        IN WITNESS WHEREOF, First Trust Portfolios, L.P., The Bank of New York, Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                           FIRST TRUST PORTFOLIOS, L.P.,
                                             Depositor


                                           By     Jason T. Henry
                                                  Senior Vice President


                                           THE BANK OF NEW YORK, Trustee


                                           By     Brian C. Aarons
                                                  Vice President
(SEAL)

Attest:

Dorothy Alencastro
Assistant Vice President

                                           SECURITIES EVALUATION SERVICE,
                                              INC., Evaluator


                                           By     James Couture
                                                  President
(SEAL)

Attest:


James G. Prince
Vice President and
  Assistant Secretary
                                            FIRST TRUST ADVISORS L.P.,
                                              Portfolio Supervisor


                                           By     Jason T. Henry
                                                  Senior Vice President

                          SCHEDULE A TO TRUST AGREEMENT

                         Securities Initially Deposited
                                     FT 906


        (Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for each Trust in the Prospectus.)